3DIcon Enters Into $197,631 Equity Transaction With Institutional Investor – Accelerating Technology Development

TULSA, Okla., July 30, 2013 — 3DIcon Corporation (OTCQB: TDCP), a developer of three-dimensional projection display technologies, today announced that it settled almost $200,000 in debt and trade payables, removing these obligations from its balance sheet, in exchange for the issuance of shares of its common stock to IBC Funds LLC (“IBC”), an institutional investor specializing in direct equity investments in public companies with growth potential. IBC previously purchased certain debts of the Company held by third party creditors, which make up the amount settled.

The Company is focused on the development and commercialization of its CSpace® volumetric 3D display technology that is initially intended for use in government and industrial applications like air traffic control, homeland security, medical imaging, and oil & gas exploration. This transaction will enable 3DIcon to direct more of its future cash flow to CSpace® business and technical development while, at the same time, strengthen 3DIcon’s balance sheet. The Company believes that these benefits will, in turn, provide greater confidence to potential strategic partners and customers. By eliminating most past due payment obligations, this transaction will enable the Company to spend more of its future cash flow on CSpace® research and development, which could decrease the time-to-market for this potentially breakthrough technology. This transaction will help support investments in equipment, software and materials.

Mark Willner, CEO of 3DIcon said, “This transaction is very important for us and comes at a good time for the Company. We are focusing most of our capital and human resources on CSpace® technical and business development in order to bring our technology to market as quickly as possible. As evidenced by the recent $300,000 State of Oklahoma grant and first place in that grant competition, independent reviewers from across the US agree with us about the potential of this technology. This transaction frees up a significant amount of future cash flow, which we intend to utilize to accelerate our development of our third generation laboratory prototype and begin development of our first product platform. This will include further investment in our collaborations with current materials partners, as well as investments in optics design software and measurement equipment that will be required moving forward.”

“I would like to thank IBC for their confidence in 3DIcon and we look forward to working with them in the future,” said Victor Keen, Co-Chairman of the Board of 3DIcon.

“We are impressed with what Mark and the team at 3DIcon have accomplished so far and we are delighted to be able to provide the Company with the capability to accelerate their efforts with this exciting technology,” commented Samuel Oshana, Managing Member of IBC Funds LLC. “We believe 3DIcon is well positioned to enter into and take advantage of the tremendous growth that is expected in the glasses-free 3D display market. We are pleased to be one of 3DIcon’s business partners moving forward.”

About 3DIcon Corporation

3DIcon Corporation (the “Company”, “3DIcon”, “we”, “us” or “our”) is a developer of projection 3D display technologies. The Company’s patented volumetric 3D display technology, CSpace®, is being developed to produce 360-degree viewable, high-resolution, color images, and is intended for use in government and industrial applications such as air traffic control, medical imaging, automotive & aerospace design, geological visualization, weather visualization, battle space visualization, and cargo / baggage / people scan visualization. The Company also sells a software product, Pixel Precision®, a simple-to-use image creation / manipulation tool for engineers developing systems based on Texas Instruments' DLP® line of products. For more information please visit www.3dicon.net.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

With the exception of historical information, the matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of 3DIcon could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general economic climate. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by 3DIcon, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

CONTACT:

3DIcon Corporation

Judy Keating

918-494-0509

Source: 3DIcon Corporation

Released July 30, 2013